Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Director, Investor Relations
614-278-6622

BIG LOTS ANNOUNCES DAVID CAMPISI AS CHIEF EXECUTIVE OFFICER, SUCCEEDING RETIRING STEVE FISHMAN

COLUMBUS, Ohio, April 30, 2013 -- Big Lots, Inc. (NYSE: BIG) today announced senior retail industry executive David Campisi, 57, has been named Chief Executive Officer and President of Big Lots, Inc., effective May 6, 2013. Mr. Campisi succeeds Steve Fishman, who announced in December 2012 his intention to retire upon the appointment of his successor.  Mr. Fishman also plans to step down from our Board of Directors immediately following the 2013 Annual Meeting of shareholders on May 30, 2013 at which time Mr. Campisi will be appointed as a director. Concurrent with Mr. Campisi's appointment, we intend to elect a non-Executive Chairman of the Board.

Mr. Campisi brings more than 30 years of retail industry experience to Big Lots. He was most recently Chairman and CEO of Respect Your Universe (RYU), a publicly-traded company focused on premium performance apparel and equipment.  Prior to RYU, Mr. Campisi was an executive with the multi-billion dollar retailer The Sports Authority for nearly 7 years, rising to become Chairman and CEO. Prior to The Sports Authority, Mr. Campisi held executive level merchandising roles at Kohl's, Fred Meyer Inc., and Meier and Frank Company.

“David Campisi is a seasoned retail executive with a track record of success in the industry,” said Jeffrey P. Berger, Chairman of the Nominating and Corporate Governance Committee and leader of the Board's Search Committee. ”The Board was attracted to David's broad base of successful merchandising experience and his collaborative leadership skills. Both of these characteristics were key to the Board's search and they are believed to be paramount as Big Lots enters its next phase of growth and evolution as a Company.”

Commenting on Mr. Fishman's retirement, Mr. Berger continued, “On behalf of the entire Board of Directors, I would like to thank Steve for his vision and passion for Big Lots over the past nearly eight years. Under Steve's leadership, the business has provided significant cash and returns to shareholders while elevating our brand and positioning in the marketplace. The Board is confident Steve leaves the business with a well-established management team and a strategy to be successful. We know he will be watching closely our progress and we wish him all the best in his retirement.”

Steve Fishman commented, "During my tenure here with Big Lots, I have had the opportunity to work with many talented and dedicated people whose passion for success is unlike any other business I've been associated with. I am proud of all that we have accomplished together and I am confident the team will provide David with the same level of tireless effort, dedication, and will to be successful. I wish David and the team continued success and will do all I can to ensure a smooth and seamless transition.”

Commenting on joining Big Lots, David Campisi stated, “I have been impressed with the results and long-term returns which the management team has delivered for shareholders. Big Lots has a unique niche as the largest broadline closeout retailer in North America, and after spending time with the Board of Directors, I am excited about the opportunities to build upon what Steve and the team has created.”

Big Lots is North America's largest broadline closeout retailer. We currently operate 1,504 BIG LOTS stores in the 48 contiguous United States, 1 BIG LOTS store in Canada, and 79 LIQUIDATION WORLD and LW stores in Canada. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY and with online sales at www.biglotswholesale.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit crisis, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.